CUSTODY AGREEMENT

BETWEEN

THE HUNTINGTON NATIONAL BANK

AND

THE CATALYST FUNDS

APPENDIX B

Series of the Trust

Amended as of April 11, 2008

•

Catalyst Value Fund

•

Listed Private Equity Plus Fund

•

America First Income Strategies Fund

•

America First Prestige Fund

•

SBM Strategic Income Fund

•

SBM Value Fund

•

Catalyst High Income Fund

•

Catalyst Total Return Income Fund

•

Catalyst Rising Dividend Income Fund

Approved by:

Catalyst Funds

Huntington National Bank

/s/ Jerry Szilagyi

/s/ Tim Easton, AVP

Jerry Szilagyi, Trustee

Name, Title